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                                                                     EXHIBIT 5.1


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522

                                                                 October 9, 2003

AMERIGROUP Corporation
4425 Corporation Lane
Virginia Beach, Virginia 23462

                  Re:   AMERIGROUP Corporation
                        Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to AMERIGROUP Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed on the date hereof (the "462(b) Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which relates to the public offering by the Company of up to an additional 517,500 shares (including 67,500 shares subject to an over-allotment option) (the "Offered Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"). The 462(b) Registration Statement relates to the Company's Registration Statement on Form S-3 (File No. 333-108831) filed with the Commission on September 16, 2003 under the Act, Amendment No. 1 to such Registration Statement filed with the Commission on September 30, 2003 and Amendment No. 2 to such Registration Statement filed with the Commission on October 9, 2003 and declared effective by the Commission on October 9, 2003 relating to the public offering by the Company of up to 2,645,000 shares of Common Stock (including up to 345,000 shares of Common Stock subject to an over-allotment option) (such Registration Statement, as so amended and as so declared effective, being hereinafter referred to as the "Registration Statement").


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AMERIGROUP Corporation
October 9, 2003
Page 2


            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

            In connection with the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement; (ii) the 462(b) Registration Statement; (iii) the executed Equity Underwriting Agreement (the "Underwriting Agreement") dated October 9, 2003 entered into by and among the Company, as issuer, and Banc of America Securities LLC, Credit Suisse First Boston LLC, CIBC World Markets Corp. and Stephens Inc., as representatives of the several underwriters named therein (the "Underwriters"), the form of which was filed as an exhibit to the Registration Statement; (v) a specimen certificate representing the Common Stock; (vi) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (vii) the By-Laws of the Company, as certified by Stanley F. Baldwin, Secretary of the Company; and (viii) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Offered Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have

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AMERIGROUP Corporation
October 9, 2003
Page 3



relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

            Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

            Based upon and subject to the foregoing, we are of the opinion that when certificates representing the Offered Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Offered Shares will have been duly authorized, and the Offered Shares will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP